UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 6, 2020

ADDVANTAGE TECHNOLOGIES GROUP, INC.
(Exact name of Registrant as specified in its Charter)

Oklahoma
(State or other Jurisdiction of Incorporation)

1-10799	73-1351610
(Commission file Number)	(IRS Employer Identification No.)

1430 Bradley Lane, Carrollton, Texas	75007
(Address of Principal Executive Offices)	(Zip Code)

(918) 251-9121
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General InstructionA.2. below):

□	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operation and Financial Condition.

ADDvantage Technologies Group, Inc. (NASDAQ: AEY), announced today that it will now release financial results for the six period ended March 31, 2020 on Thursday, May 14th, after the close of markets.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.
Management will host a conference call on Thursday, May 14th, at 4:30 p.m. Eastern Time.

The conference call will be available via webcast and can be accessed through the Investor Relations section of ADDvantage's website, www.addvantagetechnologies.com. Please allow extra time prior to the call to visit the site and download any necessary software to listen to the Internet broadcast. The dial-in number for the conference call is 1-855-327-6837 (domestic) or 1-631-891-4304 (international). All dial-in participants must use the following code to access the call: 10009509. Please call at least five minutes before the scheduled start time.

For interested individuals unable to join the conference call, a replay of the call will be available through May 28, 2020 at 1-844-512-2921 (domestic) or 1-412-317-6671 (international). Participants must use the following code to access the replay of the call: 10009509. An online archive of the webcast will be available on the Company's website for 30 days following the call.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

The following exhibit is furnished herewith:

Exhibit 99.1	Press Release dated May 6, 2020 issued by the Company.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDVANTAGE TECHNOLOGIES GROUP, INC.

Date: May 8, 2020

By: /s/ Scott Francis
Scott Francis
Vice-President & Chief Accounting Officer